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                                                                      EXHIBIT 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205;
33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289;
333-31291; 333-45007; 333-45011; 333-69193) of Applied Materials, Inc. of our
report dated November 17, 1998, except as to Note 14, which is dated as of December 23, 1998, appearing on page 66 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the inclusion of our report on the Financial Statement Schedule, which appears on page 19 of this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP


San Jose, California
January 20, 1999